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                                                                 Exhibit (10)(b)

                            BURCH, PORTER & JOHNSON
                             50 North Front Street
                                   Suite 800
                            Memphis, Tennessee 38103
                             Telephone 901-524-5000
                            Telecopier 901-524-5026

                                October 31, 1997





The Sessions Group
3435 Stelzer Road
Columbus, OH  43219

         Re:  Riverside Capital Tennessee Municipal Obligations Fund

Gentlemen:

         You have requested our opinion with respect to certain tax consequences under the laws of the state of Tennessee ("Tennessee") of investment in the Riverside Capital Tennessee Municipal Obligations Fund (the "Tennessee Fund") by investors domiciled in Tennessee. The Tennessee Fund is one of seventeen (17) separate investment portfolios of The Sessions Group (the "Group"), an Ohio business trust registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

         In rendering our opinion, we have examined: (a) the prospectus of the Tennessee Fund dated October 31, 1997 (the "Prospectus"), to be filed with the Securities and Exchange Commission on October 31, 1997, as part of Post-Effective Amendment No. 43 to the Group's Registration Statement on Form N-1A; (b) such provisions of the Tennessee Code Annotated, regulations, reported judicial opinions and administrative rulings, bulletins and procedures as are in full force and effect as of the date hereof; and (c) such further documents, opinions, instruments, and certificates as we have considered necessary for purposes of this opinion. To the extent that we have examined and relied on original documents or copies thereof or excerpts therefrom, we have assumed in every case the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and as excerpts and the authenticity of the originals of such documents.

         We have assumed that the Tennessee Fund and its business will be operated and conducted in substantially the manner described in the Prospectus, and in substantial compliance with the 1940 Act and the rules promulgated thereunder, and that the Tennessee Fund will elect and qualify


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The Sessions Group
October 31, 1997
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for treatment as a regulated investment company as defined in Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and will be operated in substantial compliance with the applicable provisions of Subchapter M of the Code and the Treasury Regulations promulgated thereunder.

          The following opinions are limited to the effect of the existing laws of the state of Tennessee, and the laws of the United States to the extent made applicable by Tennessee law. The following opinions are based upon the law and facts which exist as of the date of this letter. We assume no responsibility to advise you of any subsequent changes in the existing law or facts. This opinion does not extend to, and may not be relied upon by, anyone other than you and your counsel. This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The capitalized terms used in this opinion, unless defined herein, shall have the same meanings as set forth in the Prospectus.

          Tennessee imposes a limited income tax on dividends from stocks and interest on bonds known as the Hall Income Tax. T.C.A. Section 67-2-101 through
Section 67-2-122. The tax is imposed upon every person domiciled in the state of Tennessee who is in receipt of dividends from stocks and/or interest on bonds. T.C.A. Section 67-2-101(5). Generally, dividends from mutual funds and regulated investment companies are subject to taxation under the Hall Income Tax, as dividends from stocks, without regard to the nature or amount of the income or profits of the fund. LAWRENCE V. MCFARLAND, 209 Tenn. 376, 354 S.W.2d 78 (Tenn.
1962).

          Effective January 1, 1992, the Hall Income Tax was amended (the "Amendment") to exempt from the Hall Income Tax dividends from a regulated investment company qualified as such under Subchapter M of the Code, which invests in bonds or securities of the United States government or any agency or instrumentality thereof or in "bonds of the state of Tennessee," or any county or any municipality or political subdivision thereof, including any agency, board, authority or commission thereof. T.C.A. Section 67-2-104(f). Pursuant to the Amendment, dividends paid to Tennessee residents will be exempt from the Hall Income Tax in proportion to the interest received by the Tennessee Fund from such exempt securities or bonds.

          In the Amendment, the phrase "bond of the state of Tennessee" is not specifically defined. However, "bond" is defined in the Hall Income Tax for purposes of identifying interest income subject to the tax. T.C.A. Section 67-2-101(1)(B). That definition specifically excludes "ordinary commercial paper, trade acceptance, etc., maturing in six (6) months or less from the date of issuance" or "certificates of deposit, repurchase agreements, or similar evidences of indebtedness." Accordingly, the term "bond," as so defined, would appear not to include indebtedness with a maturity of six months or less. However, the Attorney General of the state of Tennessee has opined that the term "bonds" as used in the Amendment includes all obligations issued by the state of Tennessee or its political subdivisions without regard to maturity (Opinion No. 92-52, September 16, 1992). In his opinion, the Attorney General noted that the Amendment


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The Sessions Group
October 31, 1997
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exempts federal obligations without regard to maturity because the Amendment provides an exemption for bonds AND SECURITIES of the United States government or any agency or instrumentality thereof. He then stated that it was clearly the design of the legislature to create the pass-through exemption for all Tennessee obligations without regard to maturity. Therefore, he concluded that the definition of bond in T.C.A. Section 67-2-101(1) should not be applied to the pass-through exemption in the Amendment.

         Accordingly, based solely upon the foregoing analysis and subject to the foregoing qualifications, we are of the opinion that:

1. Dividends, whether paid as distributions of cash, other property or additional Shares, by the Tennessee Fund to a resident of Tennessee, will be exempt from the Tennessee Hall Income Tax, as amended by the Amendment, in proportion to the income received by the Tennessee Fund attributable to interest on Exempt Securities, as defined in the Prospectus.

2. The discussion under the caption "State Taxes - The Tennessee Fund" in the Prospectus does not contain any untrue statements of material fact or omit any statement of material fact necessary in order to make the statements of act made therein not misleading.

                                          Very truly yours,

                                          BURCH, PORTER & JOHNSON, PLLC

                                          /s/ Burch, Porter & Johnson, PLLC